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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Masco Corporation of our report dated February 18, 2004 (except for Note B, as to which the date is November 9, 2004) relating to the financial statements and financial statement schedule, which appears in Masco Corporation's Current Report on Form 8-K dated November 12, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Detroit, Michigan
November 30, 2004